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Exhibit 10.17

AMENDMENT NO. 3
TO AMENDED AND RESTATED CREDIT AGREEMENT

        This Amendment No. 3 to Amended and Restated Credit Agreement (the "Amendment") dated as of December 10, 2004 is between Bank of America, N.A. (the "Bank") and Southwest Water Company, a Delaware corporation (the "Borrower").

RECITALS

        A.    The Bank and the Borrower entered into a certain Amended and Restated Credit Agreement dated as of July 7, 2004 (the "Agreement"), as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of October 14, 2004 ("Amendment No. 1"), and as further amended by that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of November 9, 2004 ("Amendment No. 2");

        B.    The Bank and the Borrower desire to further amend the Agreement.

AGREEMENT

        1.    Definitions.    Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2.    Amendments.    The Agreement is hereby amended as follows:

          2.1   The defined term "Additional Revolving Commitment Maturity Date," added to Section 1.01 of the Agreement by Amendment No. 1, is amended to read as follows:

  " 'Additional Revolving Commitment Maturity Date.' The earlier to occur of September 30, 2006, or ninety (90) days following the closing of NMUI's (as hereinafter defined) placement of $12,000,000 of first mortgage bonds."

        3.    Representations and Warranties.    When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, and (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

        4.    Conditions.    This Amendment will be effective when the Bank receives in form and content acceptable to the Bank, this Amendment, duly executed by Borrower.

        5.    Effect of Amendment.    Except as provided in Amendment No. 1, Amendment No. 2 and this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        6.    Counterparts.    This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA, N.A.		SOUTHWEST WATER COMPANY
By:	/s/ MATTHEW KOENIG	By:	/s/ RICHARD SHIELDS
Name:	MATTHEW KOENIG	Name:	Approved: Richard Shields
Title:	Senior Vice President	Title:	Chief Financial Officer
Address:		Address:

Bank of America
Los Angeles Strategies Group
Bank of America Plaza
333 S. Hope Street, 13th Floor
Los Angeles, California 90071
Attn: Matthew Koenig
Title: Senior Vice President
Facsimile: (213) 621-3612		One Wilshire Building 624 S. Grand Avenue, Suite 2900 Los Angeles, California 90017 Attention: O'Donnell Iselin, II Treasurer Facsimile: (213) 929-1888

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AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT